Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of the name Collarini Associates and to incorporation by reference of our report dated March 7, 2013, which appears in the annual report on Form 10-K of Saratoga Resources, Inc. for the year ended December 31, 2012, in the Registration Statements of Saratoga Resources, Inc. on Form S-8 filed with the Securities and Exchange Commission on February 7, 2006 (File No. 333-131624), the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 29, 2007 (File No. 333-146985), the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 13, 2011 (File No. 333-176817), the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 21, 2012 (File No. 333-182257), and the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 21, 2012 (File No. 333-182273).

/s/ Collarini Associates

COLLARINI ASSOCIATES

HOUSTON, TEXAS

April 1, 2013